Exhibit 99.1

                         CAPITAL BASE FUNDING AGREEMENT

FOR VALUE RECEIVED, Big Eye Capital, Inc. an Arizona Corporation ("Big Eye"), hereby promises to make available to Implant Technologies, Inc. a Minnesota
Corporation   ("Implant")  the  sum  of  up  to  ONE  HUNDRED  THOUSAND  DOLLARS
($100,000.00) to be paid by Big Eye to Implant in exchange for newly issued shares of the common stock of Implant at the price of $1.00 per share or market price, whichever is greater in such increments and for such purposes as Implant and Big Eye may determine. The commitment by Big Eye to provide funds under the terms of this agreement at the prices herein shall not be changed or modified by reason of any change in the capital structure of Implant whether by forward or reverse stock split or by reason of dilution due to an acquisition or shares issued by and for compensation.

USE OF FUNDS: Implant will request funds from Big Eye 10 days in advance of actually needing the funds to pay for ongoing operational expenses related to; regulatory filings and requirements, legal and accounting expenses, due diligence and other fees and expenses associated with potential acquisitions, expenses related to the maintenance of a corporate and web presence, expenses related to public and investor relations, and other expenses to which Big Eye and Implant agree.

CONSIDERATION: Implant shall advise Big Eye of its need for funds 10 days in advance if the actual date needed whenever possible. At the time of the transfer of funds the amount of shares transferred shall be determined based on the previous day's closing price of Implant's stock. If the closing stock price is greater than $1.00 per share than that closing price shall be used as the basis for issuing shares to Big Eye in exchange for funds. If the closing price is less than $1.00 per share than $1.00 per share shall be used as the basis. Once the amount of shares to be exchanged for the funds is determined Implant shall inform its transfer agent to issue the appropriate number of shares unrestricted (except that they are subject to rule 144 of the Securities Exchange Act of 1934, as amended), and unencumbered to Big Eye, and no further consideration shall be due from Implant to Big Eye with respect thereto.

WARRANTIES: The parties warrant one to the other that the execution, delivery and performance of this Agreement, when executed and delivered by the Parties, will be a legal, valid, and binding obligation of the Parties enforceable against it in accordance with its terms. Each Party represents and warrants that neither the execution nor the performance of this Agreement nor the consummation of the transactions contemplated will violate (i) any applicable law or statute actually known to such Party; (ii) any provision of the Articles of Incorporation or Bylaws of each warranting Party or equivalent; (iii) any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency, or governmental body against, or binding upon, each warranting Party Parties or upon its properties, assets, or business; or (iii) any International, Country, Federal, State or Local law. Each party further warrants and represents that the signatures below are fully and appropriately authorized pursuant to the internal organizational rules and regulations of the Party signing, and the signatory has been fully authorized to affix his or her signature to this Agreement.

GOVERNING LAW, ETC: This Agreement will be governed by the internal laws of the State of Arizona, USA, without reference to its choice of law rules. All terms and conditions of this Agreement will be deemed enforceable to the fullest extent permissible under applicable law. If a provision of this Agreement is held invalid under any applicable law, such invalidity will not affect any other provision of this Agreement and such invalid provision will be deemed modified to the extent necessary to make it valid and enforceable or, if such provision cannot be so modified, it will be deemed deleted from this Agreement.

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COOPERATION:   The  parties  will  reasonably  cooperate  with  one  another  in connection with each other's performance. The parties acknowledge that such performance depends in part on such cooperation and that the failure to cooperate may hinder or impede the other's performance hereunder.

TERMINATION: This Agreement shall terminate at the earlier of; (1) the disbursement of $100,000 by Big Eye to Implant, or (2) upon mutual agreement between the parties, or (3) notice from Implant to Big Eye that it no longer needs the funds, or (4)on December, 31, 2007.

EXECUTED this 8th day of August, 2007

BIG EYE CAPITAL, INC.                               IMPLANT TECHNOLOGIES, INC.

---------------------                               --------------------------
By: Erik J. Cooper                                  By: John Venette
Its: President                                      Its: Chief Financial Officer